Exhibit 10.9

Agreement

between

Adaptimmune Limited

and

Immunocore Limited

relating to

91 Park Drive Milton Park

and

Plot A Park Drive Central Milton Park

and

Units 57A1, 57A2, 59B and 59CDE

Jubilee Avenue Milton Park

DATED 2 March 2015

(1)         ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 91 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY (“Adaptimmune”);

(2)         IMMUNOCORE LIMITED (Company number 6456207) whose registered office is at 90 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY (“Immunocore”);

DEFINITIONS

1                                                                 In this Agreement save where the context otherwise requires the following words and expressions have the following meanings:

1.1                                                       57/59 Leases means

1.1.1                                             a lease of unit 57A1 Jubilee Avenue Milton Park dated 14th November 2013 and made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No.2 Limited and (2) Immunocore Limited as varied by a deed of variation dated 23 February 2015 and made between the same parties.

1.1.2                                             a lease of unit 57A2 Jubilee Avenue Milton Park dated 14th November 2013 and made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No.2 Limited and (2) Immunocore Limited as varied by a deed of variation dated 23 February 2015 and made between the same parties.

1.1.3                                             a lease of unit 59B Jubilee Avenue Milton Park dated 14th November 2013 and made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No.2 Limited and (2) Immunocore Limited as varied by a deed of variation dated 23 February 2015 and made between the same parties.

1.1.4                                             a lease of unit 59CDE Jubilee Avenue Milton Park dated 14th November 2013 and made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No.2 Limited and (2) Immunocore Limited as varied by a deed of variation dated 23 February 2015 and made between the same parties.

1.2                                                       91 Milton Park Agreement means an agreement for the grant of leases at 91 Milton Park dated 11th August 2014 and made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No.2 Limited and (2) Immunocore Limited as varied by a deed of variation dated 9th February 2015 and made between the same parties.

1.3                                                       Costs means the liabilities, fees and costs incurred by either Adaptimmune or Immunocore in relation to or connected with the EZ Agreement which shall include the Project Costs and Hold Fee an anticipated budget for which is set out in schedule 1 of this agreement.

1.4                                                       EZ Agreement means an agreement dated 20 February 2015 and made between (1) MEPC Milton Park No.1 Limited MEPC Milton Park No. 2 Limited (2) Adaptimmune and (3) Immunocore for the construction and letting of a laboratory building at Plot A Park Drive Central Milton Park

1.5                                                       Hold Fee shall have the same meaning as in the EZ Agreement

1.6                                                       Landlord’s Works Payment shall have the same meaning as in the 91 Milton Park Agreement

1.7                                                       Planning Permission shall have the same meaning as in the EZ Agreement

1.8                                                       Project Costs shall have the same meaning as in the EZ Agreement

2                                                                 EZ AGREEMENT COSTS

2.1                                                       The parties agree to equally share the Costs (whether incurred prior to the date of this agreement or following) until either Planning Permission is granted in accordance with the EZ Agreement or (in the event Planning Permission is not obtained) the EZ Agreement coming to an end on 1 May 2015.

2.2                                                       In the event that Planning Permission is granted Adaptimmune shall be responsible for and will indemnify Immunocore in respect of all Costs incurred after that date.

2.3                                                       In the event that the EZ Agreement is terminated following the grant of Planning Permission the parties agree that they shall equally share the Costs incurred up to the date that Planning Permission was granted and Adaptimmune will be responsible for and indemnify Immunocore in respect of Costs incurred after that date.

3                                                                 57/59 LEASES

In the event that the Principal Rent due under the 57/59 Leases increases as a result of the EZ Agreement terminating Adaptimmune agrees to indemnify Immunocore in respect of such increase in Principal Rent.

4                                                                 91 MILTON PARK

Adaptimmune agrees to indemnify Immunocore in respect of the Landlord’s Works Payment that becomes due under the 91 Milton Park Agreement and Adaptimmune shall be entitled to claim capital allowances for the purposes of corporation tax on the cost of the Landlord’s Works Payment

5                                                                 CONTRACTS (RIGHTS OF THIRD) PARTIES ACT 1999

Except as may be permitted under the law of England as it applies on the date of this Agreement the parties to this Agreement do not intend that any of its terms shall be enforceable by any third party.

6                                                                 JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant each submits to the exclusive jurisdiction of the English Courts.

Schedule 1

Anticipated budget for costs connected with EZ Agreement

PARK DRIVE CENTRAL

Assumed Build Cost (S&C)	£ 9,500,000						18th Feb 2015

						Budget
						Costs from	Budget
					Budget	1st October	Costs 1st
				Budget	Costs from	2014 to CP2/	October to
				Costs from	1st October	3 (HIML	CP4
		Lump Sum		1st October	2014 to CP1	Approval)	(acceptance
	Fee (on	Fee	Costs to 1st	2014 to Date	(Planning)	Stage	of Tender
	construction)	(etimated)	October 2014	(cumulative)	(Cumulative)	(Cumulative)	Rent)
Architect	4.10%	£357,672	13625	27691	48349	86375	£178,836
Structural Engineer	1.10%	£94,531	£—	750	4000	10000	£47,266
Quantity Surveyor	0.75%	£64,453	£—	4750	4750	12000	£38,672
Employers Agent	0.46%	£39,531	£—	0	0	0	0
Services Engineer	0.44%	£38,604	£—	3500	6000	10000	£30,883
CDM-C	0.10%	£10,000	£—	0	0	2000	£5,000
Landscape Architect	0.30%	£30,000	£—	0	4000	7000	£18,000
Highways & Diversions	0.20%	£30,000	£—	0	0	5000	£15,000
Building Control	0.10%	£5,000	£—	0	0	3000	£2,500
Gl Surveys and Reports	0.40%	£30,000	£—	0	0	0	£30,000
Topo & Services Surveys	0.10%	£9,500	£—	0	0	4000	£9,500
Planning Fees	0.05%	£4,750	£—	0	4750	4750	£4,750
Construction Legals	0.30%	£25,000	£—	0	0	8000	£22,500
Funding Approvals	0.40%	£40,000	£—	0	0	0	£40,000
Fund Monitor	0.35%	£35,000	£—	0	0	0	£3,500
Development Management	3.00%	£271,376	£—	8000	12000	30000	£140,000

	Totals	£1,085,417.00	£13,625.00	£44,691.00	£83,849.00	£182,125.00	£586,407

ADD: In-house fees
CEPS				22744.4	22744.4
Glanville Associates				12000	12000
MEPC lawyers				25000	30000
Adaptimmune/Immunocore lawyers				25,000	30000

TOTAL				£129,435	£178.593

Notes:

1 Fee Percentages in italics are agreed, others are estimates

2 Costs to Planning, Approval Stage and Tender are estimates

3 DM fees for each stage are estimated and for costs to date, planning and approval stage are discounted.

4 DM fees are %age on construction and professional fees

5 Exclude VAT

SIGNED for and on behalf of ADAPTIMMUNE LIMITED	/s/ Ian M. Laing
Director	Ian M. Laing

SIGNED for and on behalf of IMMUNOCORE LIMITED	/s/ Eliot Forster
Director	Eliot Forster